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                                                                  EXHIBIT (a)(2)

                             BT PYRAMID MUTUAL FUNDS

                  Tenth Amended and Restated Establishment and
                       Designation of Series of Shares of
                Beneficial Interest (par value $0.001 per share)
                               as of June 11, 1997

        Pursuant to Sections 6.9 and 9.3 of the Amended and Restated Declaration of Trust, dated as of February 28, 1992 (the "Declaration of Trust"), of the BT Pyramid Mutual Funds (the "Trust"), the Trustees of the Trust hereby amend and restate the Nineth Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest (par value $0.001 per share), dated as of March 26, 1997 to redesignate BT PreservationPlus Fund Investment Class as "BT PreservationPlus Fund Service Class," to redesignate BT PreservationPlus Fund Institutional Class as "BT PreservationPlus Fund Investment Class' and to add two new classes BT PreservationPlus Fund Insitutional Service Class and BT PreservationPlus Fund Institutional Class

        1.      The Funds and Classes shall be designated as follows:

                BT Investment Money Market Fund
                BT Investment Limited Term U.S. Government Securities Fund BT Investment Equity 500 Index Fund
                BT Institutional Asset Management Fund
                BT Investment Equity Appreciation Fund
                      Investment Class Shares
                      Advisor Class Shares
                BT PreservationPlus Fund
                      Investment Class
                      Institutional Class
                      Institutional Service Class
                      Service Class

                and shall have the following special and relative rights:

        2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such Fund (or Class thereof). Each Share of a Fund (or Class thereof) shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shares of the Fund (or Class thereof) shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the fund (or allocated or belonging to the Class thereof), and shall be entitled to receive its pro rata share of the net assets of the Fund (or Class thereof) upon liquidation of the fund (or Class thereof), all as provided in Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of a fund (or Class thereof), together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund (or allocated to the Class thereof), unless otherwise required by law.

        3. Shareholders of each Fund (or Class thereof) shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the Fund (or Class thereof) as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

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        4.      The assets and liabilities of the Trust shall be allocated among the Funds (or Class thereof) as set forth in Section 6.9 of the Declaration of Trust.

        5. Subject to the provisions to Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time from time to time to reallocate assets and expenses, to change the designation of any Fund (or Class thereof) created previously or now or hereafter created, or otherwise to change the special and relative rights of any Fund (or Class thereof).

        IN WITNESS WHEREOF, the undersigned have signed this instrument as June 11, 1997. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.

                                                -------------------------------
                                                Philip W. Coolidge
                                                As Trustee and not Individually

                                                /s/ Harry Van Benschoten
                                                -------------------------------
                                                Harry Van Benschoten
                                                As Trustee and not Individually

                                                /s/ Kelvin J. Lancaster
                                                -------------------------------
                                                Kelvin J. Lancaster
                                                As Trustee and not Individually

                                                /s/ Martin J. Gruber
                                                -------------------------------
                                                Martin J. Gruber
                                                As Trustee and not Individually